Exhibit 99.1

News from Xerox Holdings Corporation

Xerox Announces President & COO Transition

John Bruno accepts CEO role outside company; Louie Pastor named successor

Norwalk, Conn., Aug. 11, 2025 – Xerox Holdings Corporation (NASDAQ: XRX) today announced that its President and Chief Operating Officer, John Bruno, has decided to pursue a CEO opportunity outside of Xerox. Bruno, who has served as President and COO since 2022 and as a Xerox Board member since 2024, will remain in his operating role through August 31, and then continue as a member of the Xerox Board of Directors. In his Board member role, he will chair the newly formed Integration Committee, overseeing the combination of Xerox and Lexmark. Louie Pastor has been named President and Chief Operating Officer, effective September 1.

“Leading Reinvention has been one of the most rewarding chapters of my career, and I’m deeply proud of all we’ve accomplished,” said Bruno. “As I transition out of day-to-day operations, I have complete confidence in Louie’s leadership. I remain fully committed to the future of Xerox and look forward to supporting the leadership team and Board as we enter this exciting next phase of growth and transformation.”

Pastor currently serves as Chief Administrative Officer and Global Head of Operations, where he leads the Xerox Reinvention Office and the Global Business Services organization. In this role, he restructured global operations and drove enterprise-wide improvements in IT, cybersecurity, analytics and operational efficiency.

“I want to thank John for being a true change agent—revamping our operating model and management system, shaping Reinvention, driving the Board reconstitution, and leading strategic acquisitions like ITsavvy and Lexmark,” said Steve Bandrowczak, chief executive officer at Xerox. “We wish him well in his new endeavor and look forward to continuing to work with him on the Board. I’m equally confident in Louie’s ability to guide our next phase of execution, and together their contributions will ensure a smooth transition and sustained momentum.”

As part of these leadership updates, Jacques-Edouard Gueden has been named Chief Revenue Officer effective September 1, leading the company’s direct and indirect print go-to-market units. Gueden, a 30-year Xerox veteran, currently serves as Chief Channel and Partner Officer, where he leads the company’s indirect print go-to-market unit.

“Jacques-Edouard has a deep understanding of our global client base, partner ecosystem, and go-to-market model, built over three decades of leadership at Xerox,” said Bandrowczak. “His proven ability to lead across regions and segments makes him uniquely suited to shape the sales strategy of the combined organization. I’m confident that under his leadership, we’ll strengthen our position across the channel, SMB, and enterprise markets, driving consistent execution and long-term growth.”

News from Xerox Holdings Corporation

Forward-Looking Statement

This presentation and other written or oral statements made from time to time by management contain “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and involve certain risks and uncertainties. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “would”, “could”, “can”, “should”, “targeting”, “projecting”, “driving”, “future”, “plan”, “predict”, “may” and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements. These statements reflect management’s current beliefs and assumptions and are subject to a number of other factors that may cause actual results to differ materially.

Such factors include but are not limited to: applicable market conditions; global macroeconomic conditions, including inflation, slower growth or recession, delays or disruptions in the global supply chain, higher interest rates, and wars and other conflicts, including the current conflict between Russia and Ukraine; our ability to succeed in a competitive environment, including by developing new products and service offerings and preserving our existing products and market share as well as repositioning our business in the face of customer preference, technological, and other change, such as evolving return-to-office and hybrid working trends; failure of our customers, vendors, and logistics partners to perform their contractual obligations to us; our ability to attract, train, and retain key personnel; execution risks around our Reinvention; the risk of breaches of our security systems due to cyber, malware, or other intentional attacks that could expose us to liability, litigation, regulatory action or damage our reputation; our ability to obtain adequate pricing for our products and services and to maintain and improve our cost structure; changes in economic and political conditions, licensing requirements, and tax laws in the United States and in the foreign countries in which we do business; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; interest rates, cost of capital, and access to credit markets; risks related to our indebtedness; the imposition of new or incremental trade protection measures such as tariffs and import or export restrictions; funding requirements associated with our employee pension and retiree health benefit plans; changes in foreign currency exchange rates; the risk that we may be subject to new or heightened regulatory or operation risks as a result of our, or third parties,’ use or anticipated use of artificial intelligence technologies; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; laws, regulations, international agreements and other initiatives to limit greenhouse gas emissions or relating to climate change, as well as the physical effects of climate change; our ability to successfully integrate the Lexmark business and realize the anticipated benefits thereof, including expected synergies; and other factors that are set forth from time to time in the Company’s Securities and Exchange Commission filings, including the combined Annual Report on Form 10-K of Xerox Holdings and Xerox Corporation.

These forward-looking statements speak only as of the date hereof or of the date to which they refer, and the Company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events or developments, except as required by law.

News from Xerox Holdings Corporation

About Xerox Holdings Corporation (NASDAQ: XRX)

Xerox has been redefining the workplace experience for over a century. As a services-led, software-enabled company, we power today’s hybrid workplace through advanced print, digital, and AI-driven technologies. In 2025 Xerox acquired Lexmark—expanding our global footprint, strengthening service capabilities, and equipping us to deliver an even broader portfolio of workplace technologies to our clients. Today, we continue our legacy of innovation to deliver client-centric, digitally driven solutions that meet the needs of a global, distributed workforce. Whether in offices, classrooms, or hospitals, we help our clients thrive in a constantly evolving business landscape.

Media Contact:

Justin Capella, Xerox, +1-203-258-6535, Justin.Capella@xerox.com

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